UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ELLINGTON FINANCIAL LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	26-0489289
(State of Incorporation)	(IRS Employer Identification No.)

53 Forest Avenue Old Greenwich, Connecticut	06870
(Address of Principal Executive Offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered:
Common Shares Representing Limited Liability Company Interests, no par value	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable): File No. 333-160562

Securities registered pursuant to Section 12(g) of the Act: None

This filing relates to the New York Stock Exchange Original Listing Application filed by Ellington Financial LLC (the “Registrant”) on September 14, 2009.

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Registrant’s common shares representing limited liability company interests, no par value, is set forth under the caption “Description of Shares” in the prospectus contained in the Registration Statement on Form S-11 (Registration No. 333-160562), as initially filed with the Securities and Exchange Commission on July 14, 2009, as amended (the “Registration Statement”). Such portion of the Registration Statement is incorporated herein by reference.

Item 2.	Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ELLINGTON FINANCIAL LLC

Date: December 3, 2009	By:	/s/ ERIC BOTHWELL
	Name:	Eric Bothwell
	Title:	Chief Operating Officer

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